Exhibit 10.52

EXECUTION VERSION

RIDER AND AMENDMENT NUMBER 1 TO THE VENEZUELA TRANSITION SERVICES AGREEMENT

This Rider and Amendment Number 1 to the Venezuela Transition Services Agreement (“Amendment No. 1”) is entered into this 1st of July, 2011 (the “Effective Date”) by and among EVERTEC, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC”), TARJETAS Y TRANSACCIONES EN RED TRANRED, C.A., a corporation organized under the laws of the Republic of Venezuela (“TRANRED,” formerly EVERTEC de Venezuela, C.A.) and Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Popular”).

RECITALS

WHEREAS, EVERTEC, TRANRED and Popular are parties to that certain Transition Services Agreement dated as of September 29, 2010 (the “Venezuela TSA” capitalized terms not otherwise defined herein shall have the meaning set forth in the Venezuela TSA) pursuant to which EVERTEC provides Transition Services to TRANRED with respect to the Business;

WHEREAS, on even date hereof, EVERTEC and TRANRED entered into that certain assignment and assumption agreement (“Assignment and Assumption Agreement”) pursuant to which TRANRED transferred and assigned to EVERTEC all of TRANRED’s right, title and interest in and to the service agreements with the offshore entities listed in Schedule 1 (“Offshore Service Agreements”) and EVERTEC assumed from TRANRED certain obligations of TRANRED related to the Offshore Service Agreements;

WHEREAS, TRANRED is considering to wind-down its operations and terminate any and all other existing agreements (the “Business Termination”) and to that end may require additional transition services from EVERTEC, and EVERTEC is willing to provide, or to cause to be provided, such additional transition services under the terms of the Venezuela TSA; and

WHEREAS, the parties have decided it is in their best interest to enter into this Amendment No. 1 to reflect the transactions entered into in the Assignment and Assumption Agreement, to extend the Transition Service Period, and to provide for additional services to be included as part of the Transition Services, as provided for under Sections 2.3 and 2.4 of the Venezuela TSA.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

1.	Transfer of Offshore Service Agreements. The parties acknowledge that the Offshore Service Agreements listed in Schedule 1 to this Amendment No. 1 have been transferred and assigned to EVERTEC. From and after the effective date of the Assignment and Assumption Agreement and thereon, (a) EVERTEC shall exclude all Costs incurred in connection with Transition Services related to the Offshore Service Agreements from the monthly invoices to TRANRED under the Venezuela TSA, and (b) EVERTEC shall be solely responsible for all costs incurred in connection with the servicing of the Offshore Service Agreements listed in Schedule 1.

2.	Additional Definitions. Section 1.1 of the Venezuela TSA is amended to include the following definition(s):

“Business Termination” means the winding down of the Business and the possible termination of all service agreements between EVE-VEN and its clients (other than the service agreements with entities doing business from outside of Venezuela (off-shore entities)).

3.	Business Termination.

(a) In connection with the Business Termination, and in order to effect the Business Termination in a timely and orderly manner, TRANRED anticipates that it is necessary for EVERTEC to provide, or cause to be provided, the termination transition services (the “Business Termination Services”). Additionally, TRANRED anticipates that it will be necessary for EVERTEC to provide, or cause to be provided, the transition and migration services, as well as data storage and related services to the clients listed in Schedule 2, subject to the terms and conditions set forth in the respective service agreements with said clients (the “Client Services” and together with the Business Termination Services, the “Termination Assistance Services”).

(b) As provided for under Sections 2.3 and 2.4 of the Venezuela TSA, EVERTEC and TRANRED agree to include as Additional Support under the Venezuela TSA the Termination Assistance Services. The Cost for the Termination Assistance Services shall be as set forth in Exhibit A-1.

(c) EVERTEC and TRANRED further agree that Exhibit A to the Venezuela TSA is hereby amended and restated to include the terms of the Termination Assistance as set forth in the attached Amended and Restated Exhibit A to this Amendment No. 1.

(d) The parties further agree that in order to provide the Termination Assistance Services, the Transition Service Period is hereby amended and extended for an additional twelve (12) months after September 29, 2011. As such, Section 2.2 of the Venezuela TSA is amended and restated in its entirety to read as follows:

“Section 2.2 Term of Transition Service. (a) The provision of the Transition Service shall commence upon the Effective Date and shall terminate on the earliest of (i) twenty four (24) months after the Effective Date or such longer or shorter period as set forth in Exhibit A hereto with respect to an element or sub-element of the Transition Service and (ii) the date any such element or sub-element of the Transition Service is terminated by EVE-VEN pursuant to Section 6.1 (for each element or sub-element, the “Transition Service Period”). In the event that EVE-VEN requests continuation of any element or sub-element of the Transition Service no later than thirty (30) days prior to the end of the periods referenced in this Section 2.2 (a “Service Continuation”), the parties hereto agree that, subject to Sections 2.6(b) and 2.8(b), the Service

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Continuation shall be provided upon similar terms (including price, term and service levels) governing the provision of such element or sub-element of the Transition Service for such longer period as the parties hereto may mutually determine in good faith based on the reasonable needs of the parties hereto, unless otherwise agreed to by the parties in writing.

(b) Subject to Section 2.2(c), EVE-VEN and Popular shall use their Reasonable Best Efforts to (at their own expense) make or obtain any approvals, permits and licenses, and implement such systems, as may be necessary for EVE-VEN to provide the elements and sub-elements of the Transition Service independent of EVE-PR as soon as commercially reasonably practicable following the Closing Date. EVE-PR shall use Reasonable Best Efforts to cooperate with EVE-VEN and Popular in fulfilling their obligations under the preceding sentence.

(c) EVE-VEN, Popular and EVE-PR acknowledge that in the event EVE-VEN determines that it is in its best interest to terminate the Business or any service contracts with customers related to the Business, EVE-PR shall cooperate with EVE-VEN to effect the Business Termination. In such case, the parties shall provide the transition support required for (i) a timely and orderly Business Termination and/or (ii) any required transition and migration services under service agreements with customers, and any such transition support shall be treated as Additional Support under Section 2.3.”

4.	Amendment to Section 2.3 of the Venezuela TSA. Section 2.3 of the Venezuela TSA is amended and restated in its entirety to read as follows:

“Section 2.3 Additional Elements and Sub-elements of the Transition Service. If, at any time during the term of this Agreement, EVE-VEN reasonably determines that in order to operate the Business or to effect a Business Termination it is necessary for EVE-PR to provide, or cause to be provided, (i) any support that was being provided by EVE-PR or its Affiliates to the Business prior to Closing that was not theretofore included as an element or sub-element of the Transition Service or (ii) any transition support reasonably necessary for (A) a timely and orderly Business Termination and/or (B) the transition and migration of customers under service agreements, EVE-PR shall, subject to Section 2.6(b), make such support available (the “Additional Support”), or shall cause such support to be made available, to EVE-VEN consistent with the other terms and conditions of this Agreement. For such additional elements or sub-elements of the Transition Service, the fee charged to EVE-VEN shall be equal to Cost.”

5.	Modification to Costs. Subject to the provisions of Sections 2.3 (as amended), 2.4 and 6.1 of the Venezuela TSA and Paragraph 2 of this Amendment No. 1, if (i) the parties

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agree on the terms (including the Costs) for any Additional Support or Service Continuation, and/or (ii) a party terminates any element or sub-element of a Transition Service, and/or (iii) in connection with a Business Termination or otherwise, the number of customers that are part of the Business decreases, then the Costs set forth in the Amended and Restated Exhibit A, as amended pursuant to Section 2(b) and Section 2(c) of this Amendment No. 1, shall be modified, and any additional costs incorporated and/or deleted to account for any such Additional Support, Service Continuation or termination or reduction of Transition Services (or any element or sub-element of the Transition Services), as the case may be. Any such incorporation, modification or deletion shall be reflected in the monthly invoices required under Section 3.1(b) of the Venezuela TSA.

6.	Scope of Amendments. Except as specifically provided herein, the Venezuela TSA shall not be modified or affected hereby and shall remain in full force and effect. Neither party shall be deemed to have waived any right provided under the Venezuela TSA, except as herein expressly provided.

7.	Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the Effective Date first written above by their respective duly authorized officers.

Popular, Inc.		EVERTEC, Inc.

By:	/s/ Iván Pagán	By:	/s/ Félix M. Villamil
Name:		Name:	Félix M. Villamil
Title:		Title:	President

Tarjetas y Transacciones en Red Tranred, C.A.

		By:	/s/ Iván Pagán
		Name:	Iván Pagán
		Title:	President

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Schedule 1

Offshore Service Agreements

1.	Contrato de Servicios de Procesamiento with Premier Bank International, N.Y., dated July 4, 2006.

2.	Processing Services Agreement with Girobank, N.Y. (Curaçao) dated July 31, 2006.

3.	Contrato de servicios with International Union Bank (Panamá) dated May 24, 2007.

4.	Processing Services Agreement with Novopayment, Inc. (Florida) dated April 1, 2009.

5.	Convenio de Servicios de Procesamiento with Republic International Bank, N.Y. (Curacao) dated March 28, 2008.

6.	Contrato de Servicios de Procesamiento with Venecredit Bank & Trust, Ltd. (Cayman Islands) dated September 10, 2008.

Schedule 2

Customers – Transition, Migration, Data Storage and Related Services

1.	100% Banco, C.A., Banco Comercial

2.	Venezolano de Crédito, S.A., Banco Universal

3.	Servitebca

4.	TEBCA

5.	Banco Nacional de Crédito, C.A., Banco Universal

6.	Ferretería EPA

7.	Inverunion

Amended and Restated Exhibit A

Transition Service	Service Sub-element	Description	Cost[1]	Term / Comments
Application Processing
	Transaction Authorization	Operation of applications related to the authorization of transactions. It includes Tandem International Authorization System (TIAS), B-Trans, and the Web Acquisition System (WAS) applications.	$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
	Credit Cards Processing	Operation of the application related to the credit cards processing. It includes the operation of Card Pack application.	$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
	Credit Cards Collection	Operation of the application related to the credit cards processing. It includes the operation of Tracker application.	$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
Accounting
	Bookkeeping and financial reporting	Includes Accounts Receivable, Accounts Payable, Property & Equipment Accounting, Accounts Reconciliation, and Financing Reporting (Monthly Balance Sheet and Income Statement) and review of Payroll Information prepared at Venezuela.	$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
Applications Maintenance
	IT professional services.	IT professional services for changes needed in the applications for either regulatory or business requirements.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.
Infrastructure Maintenance
	IT professional services.	IT professional services for Infrastructure changes needed.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.

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Subject to the provisions of Sections 2.3, 2.4 and 6.1 of the Transition Services Agreement, the monthly Costs set forth herein may be modified, additional costs incorporated and/or deleted to account for Additional Support, Service Continuation or termination of Transition Services (or any element or sub-element of the Transition Services), as the case may be. Any such incorporation, modification or deletion shall be reflected in the monthly invoices required under section 3.1(b) of the Transition Services Agreement.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that confidential treatment has been requested with respect to this omitted information.

Transition Service	Service Sub-element	Description	Cost[1]	Term / Comments
LAN Access Fees
	Services related to the provision of LAN Access.	LAN Access fee – user’s access to LAN including LAN port usage, e-mail account and usage, Internet access, antivirus for exchange, anti-spamming tool, e-mail archiving, proxies, firewalls, routers, and switches per port per year. Includes virus detection services for desktops.	$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
E-mail System Archiving
	Services related to the operation of the e-mail service.		$[***] monthly	Charging method will be based on distribution of costs effective prior to the Effective Date as defined by Evertec’s Finance Dept.
Applications migration.
	IT Professional Services utilized in the migration and configuration of the front and back office applications to EVE-VEN.	IT services needed for the migration and configuration of the following applications: TISA, B-Trans, CardPack, Tracker, WAS, Office Outlook and Accounting System. The services will also include support for the installation and configuration of the hardware and system software necessary to operate the applications locally in Venezuela including Internet connections.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.
Training and knowledge transfer for the operations and administration of the applications transferred.
	Training	Training of local resources for the operations of the applications migrated to Venezuela. The training will include the operation of TISA, B-Trans, CardPack, Tracker, WAS, Office Outlook and Accounting System applications.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.
	Knowledge Transfer	Knowledge transfer for the operation of TISA, B-Trans, CardPack, Tracker, WAS, Office Outlook and Accounting System applications. Knowledge transfer will include temporary support for the applications operations and on the job training.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.

***	Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that confidential treatment has been requested with respect to this omitted information.

Transition Service	Service Sub-element	Description	Cost[1]	Term / Comments
Termination Assistance Services
	IT Professional Services related to the Business Termination Services of EVE-VEN’s.	IT professional services for the activities related to the Business Termination of EVE-VEN.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.
	IT Professional Services related to the Clients Migration Services of EVE-VEN’s.	IT professional services required to establish and develop, if necessary, the migration files required for the migration of EVE-VEN clients to their new processors. Also includes all the work and coordination required from EVERTEC for each migration.	Cost will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.
	IT Professional Services and systems related to the data retention requirements and use of related retrieval systems requirements after clients migration or termination of services.	Data storage and related services, including but not limited to data searches and production of documents.	Storage costs will be based on type and volume of data to be stored, retention periods and retrieval systems required. Related Services costs will be based on hours consumed and cost per role as per table in Exhibit A-1.	Hourly rate per person will be based on charge back method in effect prior to the Effective Date.